UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

751 Broad Street
Newark, NJ 07102
(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.950% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On September 7, 2023, Prudential Financial, Inc. (“Prudential” or the “Company”) entered into a Subscription Agreement, pursuant to which Prudential has agreed to purchase a 20 percent interest as a limited partner in Prismic Life Holding Company, LP, a Bermuda exempted limited partnership (“Prismic HoldCo”), and an Amended and Restated Limited Partnership Agreement of Prismic HoldCo, along with other institutional investors who have agreed to become limited partners in Prismic HoldCo.

Prismic HoldCo owns all of the outstanding capital stock of Prismic Life Reinsurance Ltd. (“Prismic Life Re”). The Prudential Insurance Company of America (“PICA”), a subsidiary of Prudential, and Prismic Life Re expect to enter into a reinsurance agreement, pursuant to which PICA will reinsure to Prismic Life Re approximately two-thirds of PICA’s in-force structured settlements annuities business, representing approximately $10 billion of statutory reserves as of June 30, 2023, subject to the receipt of regulatory approval. Prismic Life Re and PICA have also entered into an Investment Management Agreement with PGIM Portfolio Advisory LLC (“PPA”), a subsidiary of Prudential and a business within PGIM, the global investment management business of Prudential, pursuant to which PPA has agreed to provide investment management services to Prismic Life Re.

Prudential anticipates the following estimated financial impacts as a result of the transactions described above:

•

A net reduction to after-tax annual adjusted operating income of approximately $55 million, reflecting a reduction in Institutional Retirement Strategies earnings, partially offset by an increase in PGIM asset management fees and the expected earnings on the 20 percent limited partner investment in Prismic Holdco within Corporate & Other; and

•

Release of approximately $650 million of capital, with approximately $200 million used to fund the 20 percent investment in Prismic HoldCo and the remaining approximately $450 million to be released over time as the Company’s investment portfolio is repositioned

The Company is furnishing herewith as Exhibit 99.1 a news release announcing the transaction.

Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this Current Report on Form 8-K, such as those regarding receipt of regulatory approval and completion of the transaction, the expected reduction in pre-tax adjusted operating income and the expected release of capital, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in the Company’s Annual Report on Form 10-K. The Company does not undertake to update any particular forward-looking statement included in this document.

This Current Report on Form 8-K includes a reference to adjusted operating income. Adjusted operating income is the measure used by the Company to evaluate segment performance and to allocate resources. Due to the inherent difficulty in reliably quantifying future realized investment gains/losses and changes in asset and liability values given their unknown timing and potential significance, we cannot, without unreasonable effort, provide an estimate of expected lost income from continuing operations, which is the GAAP measure most comparable to adjusted operating income. More information about adjusted operating income can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included in the Company’s Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc. dated September 7, 2023 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2023

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian P. Spitser
Name:	Brian P. Spitser
Title:	Vice President and Assistant Secretary